SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act Of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

STATE STREET CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Ronald E. Logue

Chairman and Chief Executive Officer

March 16, 2005

DEAR SHAREHOLDER:

We cordially invite you to attend the 2005 Annual Meeting of Shareholders of State Street Corporation. The meeting will be held in the Global Room, 7th floor, at One Lincoln Street, Boston, Massachusetts, on Wednesday, April 20, 2005, at 10:00 a.m.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. Please complete, sign, date and mail promptly the accompanying proxy card, or for shares held in street name, the voting instruction form, in the return envelope. As a registered shareholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If your shares are held in street name, as an alternative to returning the voting instruction form you receive, you will have the option to cast your vote by telephone or over the Internet if your voting instruction form includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

Sincerely,

PLEASE NOTE: Shareholders should be aware of the increased security at public facilities in Boston. If you plan to attend the meeting, please allow additional time for registration and security clearance. You will be asked to present a valid, picture identification such as a driver’s license or passport. If you own your shares through a bank or brokerage account, or through some other nominee, you should also bring proof of beneficial ownership (for details, see Meeting Admission in the Notice of 2005 Annual Meeting of Shareholders). Public parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public parking facilities available nearby include the LaFayette Corporate Center and the Hyatt Hotel (entrances from Rue de LaFayette).

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

Time	10:00 a.m., Eastern Time

Date	Wednesday, April 20, 2005

Place	One Lincoln Street, Seventh Floor, Boston, Massachusetts

Purpose	1.	To elect fourteen directors;

	2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005; and

	3.	To act upon such other business as may properly come before the meeting and any adjournments thereof. We have been informed that stockholders intend to submit to the meeting additional proposals outlined under Other Matters in the Proxy Statement, including a proposal to amend the by-laws relating to the composition of the audit committee and selection of independent auditors, disclosure of self-dealing transactions of the directors, and prohibition of interlocking directorships.

Record Date	The directors have fixed the close of business on February 25, 2005 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	For security clearance purposes, you will be asked to present a valid picture identification such as a driver’s license or passport. If your State Street stock is held in a brokerage account or by a bank or other nominee (“street-name”), your name does not appear on our list of stockholders and these proxy materials are being forwarded to you by your broker or nominee. For street-name holders, in addition to a picture identification, you should also bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date, in order to be admitted to the meeting.

Voting by Proxy	Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. As a registered stockholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If your stock is held in street name, you may have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you receive from your broker, bank, or other nominee.

By Order of the Board of Directors,

Charles C. Cutrell, III
Secretary

March 16, 2005

STATE STREET CORPORATION

One Lincoln Street, Boston, Massachusetts 02111

PROXY STATEMENT

GENERAL INFORMATION

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

This proxy statement and accompanying proxy card or, for shares held in street name, voting instruction form, are scheduled to be sent to stockholders beginning on March 16, 2005.

Who is soliciting my vote?

The Board of Directors of State Street Corporation (“State Street” or the “Company”) is soliciting your vote for the 2005 Annual Meeting of Stockholders.

What is the record date for the Annual Meeting?

The Company’s Board of Directors has fixed the record date for the Annual Meeting as of the close of business on February 25, 2005.

How many votes can be cast by all stockholders?

331,470,832 shares of common stock of State Street are outstanding and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a registered stockholder, you may vote in person at the Annual Meeting or by proxy without attending the meeting. To vote by proxy, please mark, date, sign, and return the proxy card you received from management with this proxy statement in the return envelope. As a registered stockholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If you vote by the proxy card you received from management with this proxy statement (or electronically by following the instructions included with the proxy card), your shares will be voted at the meeting in accordance with your instructions. If you sign and return the proxy card or vote electronically but do not give any instructions, your shares will be voted by the persons named in the proxy card in accordance with the recommendations of the Board of Directors given below.

If your stock is held in the name of a broker, bank or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or nominee with this proxy statement. As indicated on the form, you may have the choice of voting your shares over the Internet or by telephone. To do so, follow the instructions on the form you received from your broker or nominee.

If you are a registered stockholder and wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you. If your stock is held by a broker, bank or other nominee and you wish to vote in person at the meeting, in addition to picture identification you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and obtain from the record holder and bring with you a proxy from the record holder issued in your name.

Participants in State Street’s Salary Savings Program will receive a voting direction form separately. State Street Bank and Trust Company, as trustee, will vote in accordance with written instructions from the participant and, where no instructions are received, the shares will be voted on the same proportional basis as were the shares that were directed by participants.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

■	FOR election of the fourteen directors (page 9)

■	FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005 (page 30)

Who pays the cost for soliciting proxies by State Street?

State Street will pay the cost for the solicitation of proxies by the Board. That solicitation of proxies will be made primarily by mail. State Street has retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies for a fee of $17,500, plus expenses. Proxies may also be solicited by employees of State Street and its subsidiaries personally, or by telephone, fax or e-mail, without any remuneration to such employees other than their regular compensation. State Street will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain authorization for the execution of proxies.

Can I change my vote?

You may revoke or change your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date or submitting an electronic proxy as of a later date, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

What vote is required to approve each item?

The fourteen nominees for election as directors who receive a plurality of the shares voted for election of directors shall be elected directors (Item 1). The affirmative vote of a majority of all shares present in person or represented by proxy at the meeting and entitled to vote is necessary to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005 (Item 2).

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by State Street to act as tellers for the meeting. A majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director. Shares properly voted to “abstain” on Item 2 are considered as shares that are present and entitled to vote for the purpose of determining a quorum, but will be treated as having voted “against” approval of Item 2.

If you hold shares through a broker, bank or other nominee, generally the nominee may vote the shares for you in accordance with your instructions. Stock exchange and NASD rules permit a broker to vote shares held in a brokerage account on some proposals if the broker does not receive voting instructions from you. Under these rules, a broker may vote in its discretion on Items 1 and 2 in the absence of instructions from you.

Could other matters be decided at the Annual Meeting?

We do not know of any matters that may be properly presented for action at the meeting other than Items 1 and 2 and the stockholders’ proposals intended to be submitted as outlined in Other Matters on page 33. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

CORPORATE GOVERNANCE AT STATE STREET

State Street has implemented the corporate governance initiatives under the Sarbanes-Oxley Act of 2002, the related rules of the Securities and Exchange Commission, and the listing standards of the New York Stock Exchange, thereby strengthening the Company’s governance and director independence standards already in place. We are intent on maintaining the Company’s reputation for quality, integrity and the highest ethical standards that has been established over many years.

State Street is a financial holding company whose principal subsidiary is State Street Bank and Trust Company (the “Bank”). Each of State Street and the Bank is incorporated under the laws of Massachusetts. In accordance with Massachusetts law and State Street’s By-laws, the Board of Directors has responsibility for overseeing the conduct of our business. Members of the Board are kept informed about our business by participating in meetings of the Board and committees of the Board, through regular discussions with the Chief Executive Officer, the President and other key members of management, and by reviewing materials provided to them.

State Street has also built upon its long-standing Standard of Conduct for officers and employees, promoting honest and ethical conduct and the avoidance of conflicts of interest, by adopting a Standard of Conduct for Directors. In addition, we adopted a Code of Ethics for Financial Officers (including the Chief Executive Officer and senior financial officers), consistent with the Sarbanes-Oxley Act, to promote honest and ethical conduct, full, fair, accurate, understandable and timely public disclosure, and avoidance of conflicts of interest.

Each of the Executive Committee, the Examining and Audit Committee, the Executive Compensation Committee, and the Nominating and Corporate Governance Committee has approved a charter that establishes its roles and responsibilities and governs its procedures, and each charter has been adopted by the Board. The Examining and Audit Committee charter, which was previously adopted by the Board, was recently amended by the Board to reflect changes to the New York Stock Exchange listing standards.

State Street’s Board of Directors, in its role of overseeing the conduct of our business, is guided by our Corporate Governance Guidelines. The Guidelines have been recently updated to reflect changes to the New York Stock Exchange listing standards. Among other things, the Guidelines contain categorical standards for determining director independence in accordance with the New York Stock Exchange listing standards. In general, these categorical standards would prohibit a director from qualifying as an independent director if the director (and in certain circumstances, a member of the director’s immediate family) has, or in the past three years had, certain relationships or affiliations with State Street, its external or internal auditors, or other companies that do business with State Street (including employment by State Street, receipt of a specified level of direct compensation from State Street other than director fees, and compensation committee interlocks). The categorical standards also provide specified relationships that by themselves, would not be considered to impair independence, including being an executive officer of an entity that has annual payments to, or payments from, State Street equal to or less than the greater of $1 million, or two percent of the gross annual revenue of the other entity. The portion of the Guidelines addressing director independence is attached as Appendix A to this proxy statement. The full Guidelines are available on State Street’s website at www.statestreet.com and will be made available without charge by State Street to any stockholder who requests them.

Pursuant to the Guidelines, the Board undertook its annual review of Director independence in February 2005. As part of this review, the Board considered transactions and relationships between each non-management

Director or any member of his or her immediate family and the Company, including those reported under Related Transactions below. As provided in the Guidelines, the purpose of this review was to determine whether any relationship or transaction was inconsistent with a determination that the Director was independent. As a result of this review, the Board has determined that each of the 13 non-management directors (Mss. Albright, Hill, and Walsh and Messrs. Burnes, Casner, Darehshori, Goldstein, Gruber, LaMantia, Sergel, Skates, Summe, and Weissman) meet the categorical standards for independence under the Guidelines, has no material relationship with the Company, and satisfies the qualifications for independence under the Securities Exchange Act of 1934 (the “Exchange Act”). In determining that each of the 13 non-management directors is independent, the Board considered that the Company and its subsidiaries in the ordinary course of business makes loans or commitments to or sells services to, or purchases services or products from, entities in which certain directors serve as an executive officer or in the case of one director, Mr. Casner, an entity of which he is a former partner and is currently Of Counsel. In the case of loans and commitments made in the ordinary course of the Bank’s business, the transactions were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated persons with no more than normal risk of collection and which are made in compliance with applicable law, including Regulation O and Regulation W of the Board of Governors of the Federal Reserve System and Section 13(k) of the Exchange Act. In the case of Mr. Casner, the amounts paid to the law firm of which he is Of Counsel in each of the past three years was less than the 2% of total revenue threshold in the Guidelines. In the case of Dr. Walsh, the State Street Foundation has made discretionary contributions in each of the past three years to Wellesley College, of which she is President, in amounts which were less than the 2% of total revenue threshold in the Guidelines. The Board has determined that these transactions were not otherwise material to the other entity or to State Street, and that none of the Directors had a material interest in the transactions with these entities. The Board determined that none of these relationships impaired the independence of the Directors.

In addition to the Guidelines, the charters for the Executive Committee, Executive Compensation Committee, Nominating and Corporate Governance Committee, and Examining and Audit Committee; the Standard of Conduct for officers and employees; the Standard of Conduct for Directors; and the Code of Ethics for Financial Officers are also available on State Street’s website at www.statestreet.com and will be made available without charge by State Street to any stockholder who requests them.

The non-management directors meet in executive session at least quarterly. Robert E. Weissman is the Presiding Director of the non-management directors. State Street has established a procedure for communicating directly with the Presiding Director regarding concerns about State Street or its conduct, including complaints about accounting, internal accounting controls, or auditing matters. The contact information is available on State Street’s website at www.statestreet.com. The Presiding Director may forward to the Examining and Audit Committee, or other group, any concerns the Presiding Director receives for appropriate review, and will report periodically to the non-management directors as a group regarding concerns received.

State Street has a regularly scheduled Board of Directors meeting that follows the annual shareholders’ meeting, and all directors who are available to attend the Board meeting are expected to attend the shareholders’ meeting that precedes it. In 2004, of the 15 individuals who were nominees at the annual meeting or whose terms extended past the annual meeting, 12 were present at the shareholders’ meeting.

State Street has established and maintains internal controls and procedures for financial reporting designed to ensure the integrity and accuracy of the financial statements and control of its assets, and has established and maintains disclosure controls and procedures designed to ensure that State Street is able to timely record, process and report the information required for public disclosure. State Street is dedicated to maintaining the high standards of financial accounting and reporting that we have established over many years of service to shareholders, employees, and clients.

Meetings of the Board

During 2004, the Board of Directors held 10 meetings and each of the directors attended 75% or more of the total of all meetings of the Board and of the committees of the Board on which each director served during the year. Each member of the Board is also a member of the Board of Directors of the Bank. The Board of Directors of the Bank held 10 meetings during 2004. Each member of State Street’s Executive Committee and Examining and Audit Committee is also a member of the corresponding committee of the Bank, and members customarily hold joint meetings of both committees.

Committees of the Board of Directors

The Board of Directors has the following committees to assist it in carrying out its responsibilities:

EXECUTIVE COMMITTEE. The Executive Committee is authorized to exercise all the powers of the Board of Directors that may be legally delegated to it by the Board in the management and direction of the business and affairs of State Street during the intervals between meetings of the Board, including the review of policies for the extension of credit and management of risk, investment of assets and financial management, and monitoring activities under these policies. The Committee reports periodically to the Board. Its members are Truman S. Casner, Chair; David P. Gruber; Charles R. LaMantia; Kennett F. Burnes and Ronald E. Logue. During 2004, the Committee held 13 meetings.

The Committee has a written charter, which is available on the Company’s website, at www.statestreet.com.

EXAMINING AND AUDIT COMMITTEE. The Examining and Audit Committee has direct responsibility for the appointment, compensation, retention, and oversight of the independent auditors for State Street, and sole authority to establish pre-approval policies and procedures for audit and non-audit engagements with the independent auditors. The Committee also oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of State Street’s financial statements and reports and compliance with laws, regulations and corporate policies; oversees the independent auditor’s qualifications, performance and independence, and monitors communications with the independent auditor and bank regulatory authorities; and monitors the performance of the internal audit function at State Street. Specific functions and responsibilities of the Committee are set forth in the revised charter of the Committee, adopted by the Board, which is attached as Appendix B to this proxy statement. The Committee’s members are Charles R. LaMantia, Chair; Tenley E. Albright; David P. Gruber; and Ronald L. Skates. During 2004, the Committee held 12 meetings.

The Board of Directors has determined that the Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards and the rules and regulations under the Exchange Act. Further, all of the members of the Committee are financially literate, based upon their education and experience, as such qualification under the New York Stock Exchange listing standards is interpreted by the Board. The Board has determined, based upon education and experience as a principal accounting or financial officer or public accountant, or experience actively supervising a principal accounting or financial officer or public accountant, that three members of the Committee, Messrs. Gruber, LaMantia, and

Skates, satisfy the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act, and have accounting or related financial management expertise as such qualification under the New York Stock Exchange listing standards is interpreted by the Board. None of the members of the Committee serves on more than two other audit committees of public companies.

The Committee has a written charter, which, as recently amended, is attached as Appendix B and is also available on the Company’s website, at www.statestreet.com.

EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee reviews, evaluates and administers policies that relate to the compensation system for State Street’s executive officers and other incentive programs of State Street and reviews and approves, together with the other independent directors, the Chief Executive Officer’s compensation in light of approved corporate goals and objectives. Its members are Robert E. Weissman, Chair; Nader F. Darehshori; Linda A. Hill; and Richard P. Sergel. None of these individuals is or has been an officer or employee of State Street or the Bank. The Board of Directors has determined that the Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards and the rules and regulations under the Exchange Act. During 2004, the Committee held 5 meetings.

The Committee has a written charter, which is available on the Company’s website, at www.statestreet.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee’s principal responsibilities are to assist the Board in identifying and recommending nominees for directors of State Street, and to provide leadership in shaping the corporate governance of the Company, including the Corporate Governance Guidelines applicable to the Company. Its members are Arthur L. Goldstein, Chair; Nader F. Darehshori; Gregory L. Summe; and Diana Chapman Walsh. The Board of Directors has determined that the Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards and the rules and regulations under the Exchange Act. During 2004, the Committee held 5 meetings.

The Committee has a written charter, which is available on the Company’s website, at www.statestreet.com.

In carrying out its responsibilities of finding the best qualified candidates for directors, the Committee will consider proposals from a number of sources, including recommendations for nominees from stockholders submitted upon written notice to the Chair of the Nominating and Corporate Governance Committee, c/o the Office of the Secretary of State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111 (facsimile number (617) 664-4747). The Committee seeks to identify individuals qualified to become directors, consistent with the Board’s criteria for director candidates. That criteria covers those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience, and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. Without limitation, the Committee considers those individuals who have a general management focus, preferably serve as CEOs of public companies, have a specialization in technology or finance, have global or international business experience, and contribute to the diversity of the Board.

The Committee’s process for identifying and evaluating candidates includes actively seeking to identify qualified individuals by reviewing lists of possible candidates, such as CEOs of public companies, leaders of technology, finance, or other industries, or leaders of academia; and considering proposals from a number of sources, such as from members of the Board, members of management, employees, stockholders, and industry contacts. While the Committee has not typically used outside third-party search firms, its charter grants it authority to retain such a firm to assist it. Upon identifying a possible candidate, from whatever source, the Committee makes an initial evaluation as to whether the individual would be expected to qualify under the Board’s general criteria for directors. A possible candidate who the Committee feels is an individual who could qualify under the general criteria is then further evaluated through a process which may include obtaining and examining the individual’s resume, speaking with the person who has recommended the individual, speaking with others who may be familiar with the individual, interviews by members of the Committee with the individual, discussion at the Committee level of the individual’s possible contribution to the Company, and, if appropriate, voting on the individual as a candidate. There are no differences in the manner in which the Committee evaluates possible nominees for directors based on whether an individual is recommended by a stockholder or otherwise.

Compensation of Directors

Directors who are also employees of State Street or the Bank do not receive any compensation for serving as directors or as members of committees. The compensation for the non-management directors of State Street is reviewed and determined annually by the Executive Compensation Committee of the Board of Directors. For the period April 2004 through March 2005, directors who are not employees of State Street or the Bank received the following compensation:

■	annual retainer – $50,000, payable at their option in shares of common stock of State Street or in cash,

■	meeting fees – $1,500 for each Board and committee meeting, and

■	an award of 2,067 shares of deferred stock, payable (together with additional stock amounts to reflect dividend and distribution amounts paid during deferral) after the director leaves the Board.

For this period, one outside director elected to receive his annual retainer in cash, and all other outside directors elected to receive their annual retainer in shares of common stock. The directors may elect to defer either 50% or 100% of fees and compensation payable during any calendar year pursuant to State Street’s Deferred Compensation Plan for Directors, until after the director leaves the board or attains a specified age. Under the plan, deferred cash amounts accrue interest during deferral at a rate equal to the effective yield on 360-day Treasury bills, and deferred stock amounts are adjusted to reflect dividend and distribution amounts paid during deferral. Three directors have elected to defer compensation under the plan.

Directors receive travel accident insurance and are entitled to receive reimbursement for travel expenses or to be provided transportation in attending Board meetings and functions, and complimentary parking at State Street’s headquarters building in Boston.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires State Street’s directors and certain of its officers to send reports of their ownership and of changes in ownership of the common stock to the Securities and Exchange Commission and the New York Stock Exchange. Due to an administrative error on the part of the Company, one officer, Mr. Gavell, did not report on a timely basis one transaction, consisting of shares withheld to satisfy the tax-withholding consequences of the vesting of restricted stock. Based on State Street’s review of the reports it has received, State Street believes that all of its directors and officers otherwise complied with all reporting requirements applicable to them with respect to transactions in 2004.

Related Transactions

During 2004, certain executive officers of State Street, and corporations and other entities associated with certain directors of State Street, were customers of the Bank and its affiliates and had ordinary business transactions with the Bank and its affiliates. There are no personal loans or extensions of credit by the Bank to any directors or executive officers. The law firm of Ropes & Gray LLP regularly provides legal services to State Street. The Company paid Ropes & Gray $5.775 million in 2004 for legal services rendered by the firm to State Street and its subsidiaries. Mr. Casner, a director of State Street, is Of Counsel to that firm, but the Company believes that Mr. Casner did not have a material direct or indirect interest in the transactions with Ropes & Gray. It is anticipated that the firm will continue to provide legal services to the Company in the current year. In 2004, the State Street Foundation made a discretionary contribution of $20,000 to Wellesley College, of which Dr. Walsh is President, completing a three-year pledge of $60,000.

ELECTION OF DIRECTORS

The Board of Directors unanimously recommends that you vote

FOR

each of the nominees for director. (Item 1 on your proxy card)

Consistent with Massachusetts law and State Street’s By-laws, the Board had previously been divided into three classes of directors, with each class having a term of three years. On December 21, 2004, the Board elected to exempt the Company from the provision of Massachusetts law which classified the Board, effective as of the date of the 2005 Annual Meeting, thereby declassifying the Board. Concurrently, the Board voted to amend the Company’s By-Laws to provide for the annual election of directors (see “By-Laws of the Company” for additional information on the By-Law amendments). Accordingly, each director elected at the 2005 annual meeting serves until the next annual meeting of shareholders or as otherwise provided in the By-Laws.

The State Street Board currently consists of 14 members. Of the 14 directors currently in office, 13 are non-management directors and one is an executive officer of State Street. Each of the non-management directors is an independent director, as determined by the Board in its opinion, under the definition of the New York Stock Exchange listing standards. The Board determines the number of directors.

Pursuant to the By-laws, at a meeting on December 16, 2004, the Board of Directors fixed the number of directors at 14, effective at the time of the 2005 Annual Meeting. Fourteen directors are to be elected at the meeting. Each of the nominees for election as director is currently a director.

Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of the fourteen nominees listed below as directors. We have no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director, including his or her period of service as a director of State Street, principal occupation, and other biographical material is described below.

TENLEY E. ALBRIGHT, M.D.	Director since 1993

Physician and surgeon. Dr. Albright, age 69, is Chairman of Western Resources, Inc., a real estate holding company. Dr. Albright’s concentration in medicine and health services stems from her specialty of general surgery over 23 years. She is a faculty member and lecturer at Harvard Medical School and is on the surgical staff of New England Baptist Hospital. Dr. Albright is consultant to and formerly chairman of the Board of Regents of the National Library of Medicine at the National Institutes of Health. She is a director of West Pharmaceutical Services, Inc. and the Whitehead Institute for Biomedical Research, and a member of the corporation of Woods Hole Oceanographic Institution. Dr. Albright graduated from Harvard Medical School after attending Radcliffe College, and has received eight honorary degrees.

KENNETT F. BURNES	Director since 2003

Chairman, President and Chief Executive Officer of Cabot Corporation, a global specialty chemicals company. He has been Chief Executive Officer of Cabot Corporation since 2001 and President since 1995. Prior to joining Cabot Corporation in 1987, Mr. Burnes, age 62, was a partner at the Boston-based law firm of Choate, Hall & Stewart, where he specialized in corporate and business law for nearly 20 years. He is a director of Cabot Corporation and J. K. Adams Co., Inc., and is a member of the Dana Farber Cancer Institute’s Board of Trustees. Mr. Burnes is also Chairman of the Board of Trustees of the Schepens Eye Research Institute. Mr. Burnes holds both an LL.B. and B.A. degree from Harvard University.

TRUMAN S. CASNER	Director since 1990

Of counsel to the law firm of Ropes & Gray LLP. Mr. Casner, age 71, received an A.B. degree from Princeton University in 1955 and an LL.B. from Harvard Law School in 1958. He served as law clerk to Chief Justice Wilkins of the Massachusetts Supreme Judicial Court and joined Ropes & Gray in 1959, becoming a partner in 1968 and Of Counsel in 2002. Mr. Casner is a trustee emeritus of the Museum of Science, Boston, a trustee of the New Bedford Whaling Museum, and a corporation member and past president of Belmont Hill School. He is a member of the American Law Institute.

NADER F. DAREHSHORI	Director since 1990

Chief Executive Officer and Chairman of Cambium Learning, Inc., an educational publishing company. Mr. Darehshori, age 68, was Chairman, President and Chief Executive Officer of Houghton Mifflin Company, a publishing company, from 1990 to 2000. Mr. Darehshori is a director of Aviva USA Corporation and the Boston Public Library Foundation. He is a trustee of Wellesley College and the Dana-Farber Cancer Institute, and a director of the Tanenbaum Center for Interreligious Understanding. Mr. Darehshori received a B.A. degree from the University of Wisconsin.

ARTHUR L. GOLDSTEIN	Director since 1995

Retired Chairman and Chief Executive Officer of Ionics, Incorporated, an international company involved in the purification and treatment of water. He was Chief Executive Officer of Ionics, Incorporated from 1971 to 2003 and was Chairman from 1991 to 2004. Mr. Goldstein, age 69, is a director of Cabot Corporation. He is a member of the National Academy of Engineering. He is a trustee of the California Institute of Technology, the Massachusetts General Physicians’ Organization, Inc., where he serves as chairman of its compensation committee, and a director of Partners HealthCare System, Inc., where he serves as vice chairman of its finance committee. Mr. Goldstein received a B.S. degree in chemical engineering from Rensselaer Polytechnic Institute, an M.S. in chemical engineering from the University of Delaware, and an M.B.A. from Harvard Business School.

DAVID P. GRUBER	Director since 1997

Retired Chairman, Chief Executive Officer and Director of Wyman-Gordon Company, a manufacturer of forging, investment casting and composite airframe structures for the commercial aviation, commercial power and defense industries. Mr. Gruber, age 63, joined Wyman-Gordon in 1991 and retired in 1999. He is a Distinguished Life Member of the Materials Information Society (ASM), chairman of the Worcester Polytechnic Institute Mechanical Engineering Advisory Committee, and a member of the boards of directors of Novelos Therapeutics Inc. and Worcester Municipal Research Bureau. He has a B.S. degree from Ohio State University.

LINDA A. HILL	Director since 2000

Wallace Brett Donham Professor of Business Administration at Harvard University. Dr. Hill, age 48, is unit head, Organizational Behavior Unit, and faculty chair, Leadership Initiative. She is a member of the board of directors of Cooper Industries, the boards of trustees of Bryn Mawr College and the Children’s Museum, Boston, and the board of overseers of the Beth Israel Deaconess Medical Center. Dr. Hill received an A.B. degree in psychology from Bryn Mawr College, an M.A. in educational psychology from the University of Chicago, and a Ph.D. in behavioral sciences from the University of Chicago.

CHARLES R. LAMANTIA	Director since 1993

Retired Chairman and Chief Executive Officer of Arthur D. Little, Inc., management consultants. He served as Chief Executive Officer of Arthur D. Little, Inc. from 1988 to 1999. Dr. LaMantia, age 65, is a member of the board of directors of NeuroMetrix, Inc., the advisory board of the Carroll School of Management of Boston College, and is a member of the Corporation of the Woods Hole Oceanographic Institution. Dr. LaMantia received B.A., B.S., M.S. and Sc.D. degrees from Columbia University, and attended the Advanced Management Program at Harvard Business School. He served on active duty as an officer in the United States Navy.

RONALD E. LOGUE	Director since 2000

Chairman and Chief Executive Officer of State Street since June 30, 2004. Mr. Logue, age 59, joined the Company in 1990 as senior vice president and head of the investment servicing for U.S. mutual funds. He was elected vice chairman in 1999, chief operating officer in 2000 and president in 2001. As president and chief operating officer, he was responsible for overseeing State Street’s investment servicing, securities finance and investment research and trading activities, as well as information technology. Mr. Logue is a director of The Federal Reserve Bank of Boston, Boston Financial Data Services, and the Metropolitan Boston Housing Partnership. He received his B.S. and M.B.A. degrees from Boston College.

RICHARD P. SERGEL	Director since 1999

Retired Chairman, Chief Executive Officer and Director of National Grid U.S.A., an electric and gas utility and the successor to New England Electric System (NEES). Mr. Sergel, age 55, joined NEES in 1978 and retired in 2004. He is a trustee of the Worcester Art Museum. Mr. Sergel received a B.S. degree from Florida State University, an M.S. from North Carolina University, and an M.B.A. from the University of Miami. He served in the United States Air Force.

RONALD L. SKATES	Director since 2002

Private investor. Mr. Skates, age 63, joined Data General Corporation, a computer and storage manufacturing company, in 1986 as senior vice president of finance and administration. He also served as chief financial officer for a portion of 1987. He was elected a director, executive vice president and chief operating officer in 1988. He was elected president and chief executive officer in 1989. He remained in those posts until EMC acquired the company in 1999, when he retired. Mr. Skates began his career at Price Waterhouse as a certified public accountant and was an audit partner for 10 years. He is a director of Courier Corporation, Gilbane Corporation, and Raytheon Company. Mr. Skates is a trustee of The Massachusetts General Hospital, Massachusetts General Physicians’ Organization, Inc., and the Peabody Essex Museum. Mr. Skates holds bachelor and M.B.A. degrees from Harvard University.

GREGORY L. SUMME	Director since 2001

Chairman, Chief Executive Officer and President of PerkinElmer, Inc., a global technology company focused in the businesses of life and analytical sciences, optoelectronics and fluid sciences. Prior to joining PerkinElmer in 1998, Mr. Summe, age 48, was with AlliedSignal, serving successively as the president of general aviation avionics, aerospace engines, and the automotive products group. Prior to that he was general manager of commercial motors at General Electric and a partner at McKinsey & Co. Mr. Summe holds B.S. and M.S. degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and an M.B.A. from the Wharton School of the University of Pennsylvania.

DIANA CHAPMAN WALSH	Director since 1997

President of Wellesley College. Prior to becoming President of Wellesley College in 1993, Dr. Walsh, age 60, was Professor and Chairman, Department of Health and Social Behavior, at the Harvard School of Public Health. She is the chair of the board of directors of the Consortium on Financing Higher Education and is a trustee of Amherst College. Dr. Walsh received a B.A. degree from Wellesley College, M.S. and Ph.D. degrees from Boston University, and honorary doctoral degrees from Boston University, the American College of Greece, and Northeastern University.

ROBERT E. WEISSMAN	Director since 1989

Chairman, Shelburne Investments, a private investment company that works with emerging companies in the United States and Europe. Mr. Weissman, age 64, was Chairman and Chief Executive Officer of IMS Health Incorporated, a provider of information to the pharmaceutical and healthcare industries, from 1997 to 2000 and prior to that was Chairman and Chief Executive Officer of Cognizant Corporation. He is a director of Pitney Bowes, Inc. and Cognizant Technology Solutions Corporation, and a member of the advisory boards of Broadview Capital and Affinnova, Inc. He is Vice Chairman of the board of trustees of Babson College. Mr. Weissman received a degree in Business Administration and an honorary Doctor of Laws degree from Babson College.

BENEFICIAL OWNERSHIP OF SHARES

As of February 1, 2005, there were 333,540,266 shares of Common Stock of the Company outstanding. We know of no person who may be deemed to own beneficially more than five percent of the outstanding Common Stock, except as follows:

Title of Class	Name and Address of Beneficial Owner	Amount Beneficially Owned		Percent of Class
Common Stock	Wellington Management Company, LLP	17,733,129	(1)	5.3%
	75 State Street
	Boston, MA 02109

(1)	Wellington Management Company, LLP, a registered investment adviser and a holding company with affiliates including Wellington Trust Company, NA, a bank, has informed the Company, by a report dated February 14, 2005 on Schedule 13G, that it holds beneficial interest in 17,733,129 of such shares as a result of acting as investment adviser to clients of Wellington Management Company, LLP (with shared power to dispose of such shares, and shared power to vote 13,282,280 of such shares). Wellington Management Company, LLP states in the Schedule 13G that no client is known to have the right or power to receive or direct the receipt of dividends from or proceeds of sale of more than 5% of the class outstanding.

Management

The table below sets forth the number of shares of common stock of State Street beneficially owned (as determined under the rules of the Securities and Exchange Commission) as of the close of business on February 1, 2005 by each director, the current chairman and chief executive officer, the former chairman and chief executive officer, the four other most highly compensated executive officers in office at the end of 2004, a deceased executive officer, and the group consisting of current directors and executive officers, based on information furnished by representatives of each person. Neither the persons listed below individually, nor the current executive officers and directors as a group, owned beneficially as much as 1% of the outstanding shares of common stock.

Name	Amount and Nature of Beneficial Ownership(1)
Tenley E. Albright, M.D.	57,412	(2)(9)
Alan John Brown	215,068	(3)
Kennett F. Burnes	7,472	(9)
Truman S. Casner	49,488	(4)(9)
Nader F. Darehshori	29,381	(9)
Arthur L. Goldstein	24,672	(9)
David P. Gruber	24,227	(9)
Timothy B. Harbert	638,939	(3)(5)
Linda A. Hill	12,094	(9)
Charles R. LaMantia	32,199	(6)(9)
Peter G. Leahy	33,348	(3)
Ronald E. Logue	889,988	(3)(9)
Edward Resch	49,666	(3)
Richard P. Sergel	15,197	(9)
Ronald L. Skates	10,898	(9)
David A. Spina	1,438,039	(3)(7)(8)
Gregory L. Summe	11,410	(9)
John R. Towers	594,022	(3)(9)
Diana Chapman Walsh	19,599	(9)(10)
Robert E. Weissman	47,487	(9)

All current directors and executive officers, as a group (25 persons)	2,865,189	(3)(9)(11)(12)

(1)	Information in this table does not include options to acquire common stock, but does include shares of common stock which have not been issued but which are subject to options, which either are currently exercisable or will become exercisable within 60 days of February 28, 2005. Information in this table also does not include deferred cash rights measured by stock on 18,432 shares, which represents the right to receive cash in an amount equal to the fair market value of the underlying common stock and which are held under Company benefit plans.
(2)	Includes 13,417 shares held in trust for a family member pursuant to a trust of which Dr. Albright is a co-trustee and 8,550 shares owned by a family member, with respect to all of which shares she disclaims beneficial ownership.

(3)	Includes shares of which the individual or his representative has the right to acquire ownership through the exercise of those stock options which are exercisable within 60 days of February 28, 2005, as follows: Mr. Brown, 117,017; Mr. Harbert, 426,700; Mr. Leahy, 9,334; Mr. Logue, 788,333; Mr. Resch, 35,666; Mr. Spina, 1,241,353; Mr. Towers, 565,299; and the group, 2,167,961.
(4)	Includes 8,000 shares as to which Mr. Casner has sole investment power and shared voting power.
(5)	Mr. Harbert died in August 2004.
(6)	Includes 4,000 shares as to which Dr. LaMantia has shared voting power and investment power.
(7)	Includes 44,000 shares owned by members of Mr. Spina’s family, with respect to all of which shares he disclaims beneficial ownership.
(8)	Mr. Spina retired on June 30, 2004.
(9)	Includes the right to receive the following shares upon retirement or other specified events: Dr. Albright, 13,444; Mr. Burnes, 2,962; Mr. Casner, 14,696; Mr. Darehshori, 14,696; Mr. Goldstein, 12,351; Mr. Gruber, 12,458; Dr. Hill, 7,493; Dr. LaMantia, 13,444; Mr. Logue, 37,750; Mr. Sergel, 14,415; Mr. Skates, 5,769; Mr. Summe, 10,595; Mr. Towers, 3,524; Dr. Walsh, 10,596; Mr. Weissman, 21,679; and the group, 198,751.
(10)	Includes 2,890 shares held in a revocable trust of which Dr. Walsh is settlor and a co-trustee.
(11)	Includes 7,500 shares as to which current executive officers not individually named share investment and voting power, and 1,000 shares owned by a family member of one current executive officer not individually named.
(12)	One current executive officer not individually named owns 8 units of the Company’s SPACES, less than 1% of the number of units outstanding.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee of the Board of Directors (the “Committee”) furnishes the following report on Executive Compensation.

Policy

State Street combines information technology with financial expertise to provide sophisticated investors with an integrated range of products and services spanning the investment cycle. Our goal is to be the leading company serving sophisticated investors worldwide. The executive compensation program, by providing competitive pay and aligning executive compensation with our business strategy, is designed to attract and retain superior executives, to focus these individuals on achieving State Street’s objectives, and to reward executives for meeting specific short-term and long-term performance targets. The executive compensation program places emphasis on challenging performance goals, business growth, and sustainable real growth in earnings per share. By including stock-based compensation plans as a major part of the compensation strategy, we link closely the goals of stockholders and executives. Thirty-five executives participated in the executive compensation program in 2004. For 2004, the Chairman and Chief Executive Officer, the Vice-Chairman, and the Executive Vice Presidents were considered executives for this purpose, as well as the former Chairman and Chief Executive Officer and an executive who died in 2004.

The principles of the executive compensation strategy are applied throughout State Street. Because executives have the greatest opportunity to influence long-term performance, a greater proportion of their compensation is linked to the achievement of long-term strategic and financial goals. Other individuals who manage business units or have corporate functional or staff responsibilities have a significant opportunity to influence State Street’s results, and a sizable portion of their compensation is related to the achievement of financial goals of both the respective business unit and State Street as a whole. In addition to executives, officers and managers who are expected to make significant contributions participate in the equity incentive programs, and all employees participate in a variety of annual incentive plans.

The Committee is composed entirely of independent, non-employee directors, each of whom also qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Committee is responsible for setting and administering policies that relate to executive compensation, equity incentive programs, and other incentive programs. The Committee, on an annual basis, reviews and evaluates the executive compensation program.

The Committee met 4 times in 2004 and provided reports to the Board of Directors about its activities at each of these meetings. In conjunction with its annual review and evaluation of the executive compensation program, the Committee engaged its own independent compensation consultant. The consultant worked for the Committee in reviewing the executive compensation program, in reviewing a reference group of public companies against which State Street’s executive compensation and financial performance were compared, and in considering modifications to existing plans. The Committee, with assistance from its independent consultant, determined that this group of companies was appropriate to be used as a reference group against which to compare compensation practices and competitive levels of compensation. This group includes large U.S. bank holding companies and U.S.-based financial services companies.

The Committee believes that State Street’s most direct competitors for executives are not necessarily the same companies that would be included in a peer group established to compare stockholder returns. Therefore, the reference companies used for comparative compensation purposes contain some overlap with, but are not identical to, the companies in the S&P Financial Index used for performance comparison under “Stockholder Return Performance Presentation” in this proxy statement.

The elements of the executive compensation program currently consist of base salary, annual bonus, performance awards, stock options, deferred stock awards and restricted stock awards. These are integrated components where salary and bonus reflect one-year results, performance awards reflect two-year results, and stock options, deferred stock awards and restricted stock awards reflect long-term stock price appreciation. Each September, the Committee reviews competitive compensation data from the reference group as well as other market data with its consultant. The study includes the reference group’s base salary levels, annual incentive payments, the value of long-term incentive compensation, and the annual value of benefits including executive retirement benefits. Based on this information, the Committee targets the executives’ base salaries at market median, bonus opportunities at market median, long-term incentive opportunities between the 60th and 75th percentile of the reference group, and annual value of benefits at market median. As a result of its 2004 review, the Committee has determined that the fundamental elements of the current compensation plans are appropriate for a program that is intended to support State Street’s business strategy, provide competitive compensation, and create value for stockholders. The Committee’s policies with respect to each of these elements, including the basis for the compensation reported for 2004 to Mr. Logue, are discussed below.

Base Salaries

The Committee recommended to the Board of Directors to approve the base salary of Mr. Logue, as President and COO in March 2004, and subsequently in September 2004 after his promotion to Chairman and CEO. The Committee also reviewed the salaries of the other executives. Base salaries for executives are determined by subjectively evaluating the responsibilities of the position, the strategic value of the position to State Street, and the experience and performance of the individual as well as market data from the reference group of companies. No specific formula is used to set base salaries. The Committee has determined, however, that to be competitive it is appropriate for State Street’s executive salary levels to be near the median of the reference group. Annual adjustments, if any, to base salary levels are determined by reviewing market compensation data and subjectively considering the overall scope of each position and its strategic importance, the performance of State Street, an evaluation of the individual’s performance, and the length of time since the individual’s last salary adjustment.

With respect to the base salary granted to Mr. Logue for 2004, the Committee reviewed all of the factors noted above, including data supplied by the compensation consultant on market levels of pay for the chief executive officer at companies in the reference group. No particular weight was applied to any single factor in making the Committee’s determination. As compared to salaries paid to the chief executive officer position in the reference group, Mr. Logue’s salary was at median.

Management has recommended, and the Committee agreed, not to award any salary increases in 2005 for the population of employees with a bank title of vice president or above, including Mr. Logue, with the exception of selective market adjustments and promotional increases.

Annual Bonuses

Six executives were eligible in 2004 for annual cash bonuses under the provisions of the Senior Executive Annual Incentive Plan, which was approved at the 2001 annual meeting of stockholders. Each year the Committee assigns to each participating executive a minimum, target, and maximum bonus award opportunity, stated as a percent of salary or a fixed dollar amount. The levels of bonus opportunity assigned to each executive are determined by reviewing competitive compensation data supplied by the compensation consultant, the level of responsibility of each executive, and the strategic importance of the executive’s position. The actual level of bonus earned is based upon achievement of specific predetermined performance targets established by the Committee.

In establishing performance targets for the annual incentive plan, the Committee considers State Street’s long-term financial goals, the specific financial goals for the following year, and the business environment in which State Street is operating. The Committee then establishes the measures that will be used (based on the measures available under the Senior Executive Annual Incentive Plan), assigns benchmark bonus opportunities, expressed as a percentage of base salary, for each participant, and assigns specific performance targets at which levels of bonuses could be earned. Actual bonuses awarded may be below or exceed the benchmarks, and are determined the following year by the Committee based upon individual performance. At its December 2003 meeting, the Committee assigned a range of bonus opportunity for Mr. Logue for 2004 at a minimum award of $0, and a maximum award of $2,500,000.

The 2004 performance targets established by the Committee were based on reported earnings per share. The Committee established a performance/payout schedule, which identified various earnings per share levels at which specific awards could be earned.

At its meeting in March 2005, the Committee certified that an earnings per share level of $2.34 (excluding gains from SPACES, which are collateralized, forward purchase contract units for additional shares of State Street common stock), had been achieved for the Senior Executive Annual Incentive Plan performance goals and approved a total bonus payment for 2004 of $1,300,000 for Mr. Logue. The award represented 52% of the maximum award of $2,500,000. Bonuses for three other participants in the plan receiving bonuses totaled $1,410,000 for the year. Two of the participants did not receive awards under the plan.

Pursuant to the provisions of the Senior Executive Annual Incentive Plan, one-third of the bonus award to Mr. Logue and the other plan participants for 2004 were payable in the form of deferred stock awards under the 1997 Equity Incentive Plan, each scheduled to vest (based on continued service) in two equal annual installments starting at the first anniversary of the award date. In general, other manager-level employees also received one-third of their bonus under the same terms.

Federal law and regulations provide that in order to qualify for a tax deduction (see Tax Law at the end of this report), compensation in excess of $1,000,000 to top executive officers of a public corporation must qualify as performance-based compensation. In order to qualify as exempt performance-based compensation, bonuses must be earned under a plan, the material terms of which have been approved by stockholders. In general, the performance measures under such a plan must be re-approved by stockholders every five years. The Senior Executive Annual Incentive Plan was last approved by stockholders at the 2001 Annual Meeting.

There is an SSgA Annual Incentive Plan under which participants are eligible for cash bonuses. Each participant is assigned a target bonus award opportunity, stated as a percentage of salary. The actual level of bonus earned is based upon achievement of specific predetermined financial performance targets for the SSgA division. Actual bonuses awarded may be below or exceed the target bonus award opportunity, and are determined the following year based upon division and individual performance. The 2004 performance targets approved by the Committee were based on Net Income Before Taxes and Incentive Compensation of the division.

Performance Awards/Equity Awards

Longer term compensation is provided to executives in the form of both performance awards and equity awards under the terms approved in the 1997 Equity Incentive Plan.

Performance Awards. Performance awards represent a contingent right to a cash payment, based upon the price of State Street’s stock, in the event State Street meets specified performance goals over a two-year time period following the grant. Performance awards are granted to executives every year. Performance award payments, if any, are made after the completion of the two-year performance cycle associated with each grant.

The Committee granted performance awards totaling 549,800 units under the 1997 Equity Incentive Plan to the executive group in March 2005, including three additional executives promoted in March 2005. This grant included an award of 131,400 units to Mr. Logue. All of these grants have a two-year performance period covering the years 2005 and 2006. The Committee established performance targets for the 2005-2006 performance period for these grants, tied to a combination of financial measures, based upon return on equity and earnings per share.

After the end of the two-year performance period ending December 31, 2006, and subject to review and certification of performance results by the Committee, a cash payment will be calculated based upon the number of performance awards earned, if any, multiplied by the average market value of State Street’s common stock over the last ten trading days at the end of the performance period. In this way, the final cash value of the performance awards relates directly to both corporate financial performance in determining how many awards are earned and stock price appreciation in determining the cash value of the units earned.

In March 2005, following Committee certification of results, payments were made pursuant to performance awards granted in December 2002 for the 2003-2004 performance period. Based on cumulative earnings per share results of $4.45 and average return on equity of 13.45% achieved during the period, the Committee certified an achievement level of 26% and approved payment of $2,244,369 to Mr. Logue and $10,017,613 to the other participating executives.

There is also a sub-plan for SSgA executives under the 1997 Equity Incentive Plan, the SSgA Performance Award Plan. The Committee establishes performance targets for the performance period, tied to financial measures for SSgA. Awards are earned based upon SSgA’s performance over the performance period. The performance period is three years, and the last day of the third-year of the performance period is the maturity date. Awards are payable, to the extent earned, in shares of State Street stock equal to the number of target shares awarded multiplied by the performance factor achieved. In March 2005, performance awards were granted for the 2005-2007 performance period under the SSgA Performance Award Plan to participants in that sub-plan. All of these grants have a three-year performance period covering the years 2005 through 2007. Performance targets were established for the performance period for these grants based upon SSgA’s average Net Income Before Taxes growth over the performance period. After the end of the three-year performance period ending December 31, 2007, and subject to review and certification of performance results, awards are payable in shares of Registrant’s common stock equal to the number of target shares multiplied by the performance factor achieved.

Stock Options. Stock options are granted to executives annually, although the Committee has the authority to grant options at any time and has in the past made additional grants in conjunction with the assumption of new responsibilities by members of the executive group. The Committee selects the executives to receive options and sets the size of option awards based on Black-Scholes valuation and relying upon a number of factors, including: the perceived importance of the executive’s contribution to the success of State Street, similar to the subjective factors considered in setting base salary; the target level of long-term incentive opportunity with respect to the reference group; other market data supplied by the compensation consultant; and the amount of and annual value of the two-year performance awards which were granted to the respective executive in that year. The exercise price of options is equal to the market price of the shares at the time of the grant. The options have a maximum ten-year life and generally become exercisable in four equal annual installments starting at the first anniversary of the grant date. Because stock options are granted at market price, the value of the stock options is dependent upon an increase in the price of State Street stock. The Committee views stock option grants as a part of the executive’s annual total compensation package. The amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

At its meeting in March 2005, the Committee granted Mr. Logue options to purchase 292,000 shares, based upon a review of all of the factors noted above.

Deferred and Restricted Stock. Deferred and restricted stock awards are used to recruit, motivate, and retain high-potential individuals. Typically, deferred and restricted stock awards are made to individuals who are not members of the executive group. However, the Committee may grant deferred and restricted stock to members of the executive group as part of a recruitment package or based upon subjective factors to reward what is considered to be exceptional performance or for retention purposes. Two members of the executive group other than Mr. Logue received deferred stock under the 1997 Equity Incentive Plan in 2004. The awards were made without payment from the recipients.

Total Annual and Cumulative Compensation Review

The Committee in March 2005 also reviewed total compensation levels for the senior executive group for the previous five years, encompassing base salary history, bonus awards, stock option grants based on economic value awarded and cumulative intrinsic value based on current stock price, cumulative value of restricted or deferred stock awards and payouts from performance awards during this period. In addition, accrued retirement benefits from the qualified and supplemental executive plans and 401(k) plan and deferred compensation plan balances were reviewed.

Tax Law

Section 162(m) of the Internal Revenue Code generally precludes State Street from taking federal income tax deductions for compensation in excess of $1,000,000 per year for the chief executive officer and any of its four other highest paid executive officers, if those individuals are employed as officers on the last day of the tax year. Generally, however, performance-based compensation that satisfies the requirements of Section 162(m) is not subject to the deduction limit. The Committee reviewed all elements of the executive compensation program against the standards for qualifying for the tax deduction. Stock option and performance awards under the 1997 Equity Incentive Plan and awards under the Senior Executive Annual Incentive Plan have been designed to qualify as performance-based compensation, with the intended result that the deduction of compensation under these plans, including compensation from the exercise of options or from performance awards, would not be affected by the Section 162(m) deduction limits.

Deferred and restricted stock awards are not intended to qualify for exemption from the Section 162(m) limits.

In administering the executive compensation program, the Committee will continue to consider whether the deductibility of compensation may be limited under Section 162(m) and, in appropriate cases, may structure such compensation so as to minimize or avoid the effect of those limitations.

Conclusion

Through the program described above, executive compensation is linked directly to State Street’s performance, growth in stockholder value, and each executive’s contribution to those results. As State Street’s business changes, particularly in light of our global expansion, and with the increasingly competitive and complex business and regulatory environment, the continuing assessment of the compensation structure and goals is required to assure that compensation incentives remain competitive, consistent with stockholder interest, and closely tied to continuing growth in stockholder value.

Submitted by,

Robert E. Weissman, Chair

Nader F. Darehshori

Linda A. Hill

Richard P. Sergel

REPORT OF THE EXAMINING AND AUDIT COMMITTEE

The Examining and Audit Committee (the “Committee”) furnishes the following report:

On behalf of State Street’s Board of Directors, the Committee oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of State Street’s financial statements and reports, compliance with laws, regulations and corporate policies, and the independent auditor’s qualifications, performance, and independence.

Consistent with this oversight responsibility, the Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2004 and their assessment of internal control over financial reporting as of December 31, 2004. Ernst & Young LLP, State Street’s independent registered public accountants, issued their unqualified report on State Street’s financial statements and the design and operating effectiveness of State Street’s internal control over financial reporting.

The Committee has also discussed with Ernst & Young LLP the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has conducted a discussion with Ernst & Young LLP relative to its independence. The Committee has considered whether Ernst & Young LLP’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that State Street’s audited financial statements for the year ended December 31, 2004 be included in State Street’s Annual Report on Form 10-K for the fiscal year then ended.

Submitted by,

Charles R. LaMantia, Chair

Tenley E. Albright, M.D.

David P. Gruber

Ronald L. Skates

EXECUTIVE COMPENSATION

The table below shows information concerning the annual and long-term compensation paid by State Street and its subsidiaries, including the Bank, to the current chairman and chief executive officer, the former chairman and chief executive officer, the four other most highly compensated current executive officers, and a deceased executive officer of State Street (the “Named Executive Officers”) for the periods shown.

Summary Compensation Table

								Long-Term Compensation
	Annual Compensation							Awards			Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Other Annual Compen- sation ($)(2)		Restricted/ Deferred Stock Awards ($)(3)		Securities Underlying Options (# shares)	Long- Term Incentive Payouts ($)		All Other Compen- sation ($)(4)
Ronald E. Logue Chairman and Chief Executive Officer	2004 2003 2002	919,846 826,154 800,004		1,300,000 650,000 900,000				0 0 0		0 205,500 278,600	2,244,369 0 2,281,343		27,595 25,345 24,000

John R. Towers Vice Chairman	2004 2003 2002	641,931 629,739 605,843		565,000 420,000 750,000				0 0 0		0 135,600 154,700	1,196,600 0 1,292,085		19,258 19,474 18,175

Edward J. Resch Executive Vice President (5)	2004 2003 2002	522,708 512,247 108,017		600,000 300,000 1,000,000		21,173 40,897		0 0 646,940		0 64,700 78,500	449,379 0 0		10,743 9,427 0

Alan John Brown (6) Executive Vice President	2004 2003 2002	872,280 772,149 698,883	(7)(8) (7)(8) (7)(8)	2,300,000 770,663 595,604			(9)	0 1,236,829 965,423		0 21,100 32,400	217,116 0 514,803		0 0 0

Peter G. Leahy (10) Senior Vice President	2004 2003 2002	600,000 606,923 550,035		1,800,000 1,900,000 1,750,000				148,259 497,177 0	(11)	7,153 29,326 0	0 0 0		18,000 18,208 16,501

David A. Spina (12) Former Chairman and Chief Executive Officer	2004 2003 2002	535,401 1,053,879 1,000,037		0 1,200,000 1,800,000				0 0 0		0 308,200 420,300	0 0 3,664,320		12,090,109 32,087 30,001	(13)

Timothy B. Harbert (14) Executive Vice President	2004 2003 2002	418,876 645,442 625,011		826,466 775,475 627,254	(15) (16) (16)			0 1,274,810 1,058,663		0 33,900 77,400	799,716 0 797,476	(17)	1,760,050 6,525 6,000	(18)

(1)	One-third of the bonuses awarded for 2004 are payable in the form of deferred stock awards under the 1997 Equity Incentive Plan, to vest (based upon continued service) in two equal installments starting at the first anniversary of the award date; the remaining two-thirds are payable in cash.

(2)	In accordance with SEC rules, disclosure of perquisites is omitted where for any Named Executive Officer the total perquisites and other personal benefits per year does not exceed the lesser of $50,000 or 10% of the officer’s combined salary and bonus. Perquisites provided in 2004 to three Named Executive Officers consisted of the use of a company car and driver/security specialist for commuting and personal use (allocated by time of use and miles), and security monitoring service on residences; for three other Named Executive Officers, parking passes; and for two Named Executive Officers, executive health screening through a hospital. The allocated incremental cost to State Street for these perquisites for any Named Executive Officer was less than $50,000. See also footnote 9.

(3)

Dividends are paid on Restricted Stock Awards. Based on the fair market value of State Street’s common stock on December 31, 2004, the aggregate number and value of all restricted and deferred stock holdings on such date were

37,750 shares and $1,854,280 for Mr. Logue, 4,667 shares and $229,243 for Mr. Resch, 11,519 shares and $565,813 for Mr. Leahy, and 41,166 shares and $2,022,074 for Mr. Brown.

(4)	Except as otherwise noted in footnotes (13) and (18), reflects State Street’s contributions to the Salary Savings Program, and company credits to the State Street Corporation 401(k) Restoration and Voluntary Deferral Plan as follows: Mr. Spina, $12,987; Mr. Logue, $21,445; Mr. Towers, $13,108; Mr. Resch, $9,531; Mr. Harbert, $6,150; and Mr. Leahy, $11,850.

(5)	Mr. Resch’s effective date of employment was October 14, 2002. Enumerated Other Annual Compensation in 2002 and 2003 was for Mr. Resch’s moving expenses.

(6)	Includes bonuses from the Executive Annual Incentive Plan and from the State Street Global Advisors Annual Incentive Plan.

(7)	Payments made in British Pounds were converted to US dollars using the average rates of exchange of 1.83277, 1.63554, and 1.50377 respectively, for the years 2004, 2003, and 2002.

(8)	Mr. Brown received additional compensation included in his base salary in lieu of participation in the UK retirement program.

(9)	Mr. Brown is a resident of London, England, and as co-head of SSgA, the investment management division of the Bank, in 2004 and SSgA’s Group Chief Investment Officer, Mr. Brown was required to devote significant time in Boston on Company business. In lieu of reimbursing Mr. Brown for hotel business expenses while in Boston on Company business, the Company leased an apartment in Boston for Mr. Brown’s business use. The rental for 2004 was $58,711. This cost is incurred for the benefit of the Company, and the apartment is used by Mr. Brown while on Company business, and not for personal use. Accordingly, no portion of the expenses are included in the column on Other Annual Compensation.

(10)	Bonus payable from the State Street Global Advisors Annual Incentive Plan.

(11)	Mr. Leahy’s 2004 restricted stock award was made on March 3, 2004 for an aggregate of 2,809 shares; the shares are scheduled to vest in 33 1/3% increments on June 30, 2005, June 30, 2006 and June 30, 2007.

(12)	Mr. Spina retired on June 30, 2004.

(13)	Includes an aggregate of $12,070,972 paid to Mr. Spina by the Company upon his retirement, in recognition of his services to the Company and in lieu of unpaid incentive payments. Mr. Spina was also entitled to earned retirement benefits and to option rights and retiree benefit rights under the respective Company programs.

(14)	Mr. Harbert died in August 2004.

(15)	Bonus payable solely in cash from the State Street Global Advisors Annual Incentive Plan.

(16)	Includes bonuses from the Senior Executive Annual Incentive Plan and the State Street Global Advisors Annual Incentive Plan.

(17)	Mr. Harbert’s Long Term Incentive Payments were prorated and accelerated upon his death; of this amount, $211,775 represents a pro-rated award under the SSgA Performance Award Plan, determined on a per share value of $48.55.

(18)	A death benefit is payable to Mr. Harbert’s beneficiary under the Executive Supplemental Defined Benefit Pension Plan, which has a current actuarially-equivalent value of $1,753,900, based on the beneficiary’s age and certain conversion factors.

These tables provide information with respect to option grants to and option exercises by the Named Executive Officers in 2004, the value of the options held by them as of December 31, 2004 and long-term incentive awards to the Named Executive Officers. Mr. Leahy was the only Named Executive Officer to receive an option grant in 2004. Messrs. Leahy and Brown were the only Named Executive Officers to receive long-term incentive plan awards in 2004.

Option Grants in Last Fiscal Year

Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (4)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)(2)
					5%($)	10%($)
Peter G. Leahy (3)(5)	7,153	0.3%	52.78	3/3/2014	237,430	601,694

(1)	No stock appreciation rights were granted.

(2)	Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, as set by the Securities and Exchange Commission. The actual value, if any, which the Named Executive Officer may realize from these options, will depend on the gain in stock price over the exercise price when the options are exercised.

(3)	Options are scheduled to become exercisable in 33 1/3% installments annually commencing March 3, 2006.

(4)	Beginning in 2004, the time of granting of Executive Officer Long-Term Incentive awards was moved from December of each year to March, to coincide with the timing of the grants for the rest of the management team. Long-Term Incentive awards for 2005 were made in March 2005.

(5)	The hypothetical present value at the grant date of these options is $151,014, calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of five years; a risk-free interest rate of 3.02% – representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 27.1%; and a dividend yield of 1.35% – representing the then-current $0.64 per share dividend divided by the fair market value of the Common Stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was calculated is consistent with the requirements of SFAS No. 123.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Number of Securities Underlying Options Exercised (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2004(#)		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald E. Logue	—	—	788,333	372,167	4,850,467	1,528,336
John R. Towers	20,000	781,250	565,299	224,467	5,462,350	814,910
Edward J. Resch	—	—	35,666	107,534	203,617	324,318
Alan John Brown	—	—	117,017	37,233	432,490	143,584
Peter G. Leahy	—	—	9,334	36,479	142,282	117,304
David A. Spina	635,680	19,412,734	1,241,353	552,667	7,326,358	2,241,762
Timothy B. Harbert	22,304	1,023,898	426,700	—	4,037,208	—

(1)	Represents the difference between the closing price of the stock on the date of exercise and the exercise price of the stock options.

(2)	Represents the difference between the closing price of the stock on December 31, 2004 ($49.12) and the exercise price of the stock options.

Long-Term Incentive Plan Awards in Last Fiscal Year

Name	Number of Shares, Units Or Other Rights (#)	Performance or Other Period Until Maturation Or Payout	Estimated Future Payout
			Threshold (#)	Target (#)	Maximum (#)
Alan John Brown (1)	10,851	2004 – 2006	0	10,851	21,702
Peter G. Leahy (1)	7,490	2004 – 2006	0	7,490	14,980

(1)	These performance awards were granted under the SSgA Performance Award Plan portion of the 1997 Equity Incentive Plan. The awards are earned based upon SSgA’s average Net Income Before Taxes growth over the performance period. The performance period is three years, and the last day of the third-year of the performance period is the maturity date. Awards are payable, to the extent earned, in shares of State Street stock equal to the number of target shares multiplied by the performance factor achieved.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

The graph presented below compares the cumulative total stockholder return on State Street’s common stock to the cumulative total return of the S&P 500 Index and the S&P Financial Index for the five fiscal years, which commenced January 1, 2000 and ended December 31, 2004. The cumulative total stockholder return assumes the investment of $100 in State Street’s common stock and in each index on December 31, 1999 and assumes reinvestment of dividends. The S&P Financial Index is a publicly available measure of 82 of the Standard & Poor’s 500 companies, representing 28 banking companies, 25 diversified financial services companies, 22 insurance companies, and 7 real estate companies.

RETIREMENT BENEFITS

State Street maintains a defined benefit plan (the “Retirement Plan”) that since January 1, 1990 has determined benefits using a cash balance formula. Under this formula, a notional account is established that is increased annually by both interest credits and pay credits. Interest credits are made at a specified rate and pay credits equal a percentage of the participant’s pay for the calendar year. The pay credit percentages are 4.0% for the first year of participation increasing to 11.25% for the thirtieth year and zero thereafter. Eligible pay includes a participant’s salary, overtime, bonus and commissions. In general, until August 31, 2003, the Retirement Plan provided that eligible participants who have been continuously employed since December 31, 1989 and who retire after reaching age 55 will receive the greater of their cash balance account or the benefit derived from a “grandfathered” formula. For a participant with 30 years of service, the grandfathered formula is equal to a benefit of 50% of final average pay minus 50% of the estimated Social Security benefit. For periods of service of less than 30 years, the benefit is reduced pro rata.

Effective August 31, 2003, the Retirement Plan was amended to freeze the grandfathered formula. The effect of the amendment was to cease future accruals under this formula with respect to participants’ eligible average pay earned and benefit service completed after August 31, 2003. Years of service completed after that date will continue to be counted, however, for purposes of determining early retirement reduction factors. The cash balance formula was not affected by the freezing of the grandfathered formula.

Employees are enrolled in the Retirement Plan following the completion of one year of service and attainment of age 21. The normal retirement age is 65, although earlier retirement options are available. The Retirement Plan has a five-year vesting provision, and participants who are vested will receive their account balances or equivalent annuities if they leave the employ of State Street or the Bank before retirement.

In order to comply with federal tax rules, the Retirement Plan limits the benefit that a participant may receive and the amount of compensation that may be taken into account for any participant in any year. State Street maintains a supplemental retirement plan, as amended (the “1987 Supplemental Plan”) to supplement the benefits under the Retirement Plan by payment of additional retirement benefits out of general funds of State Street. Each of the Named Executive Officers is included in the 1987 Supplemental Plan.

State Street also maintains a supplemental defined benefit pension plan (the “1995 Supplemental Plan”) to provide certain key employees with retirement benefits and encourage the continued employment of such employees with State Street. Executive officers become eligible to participate in the plan on the January 1 after their appointment to the position of executive vice president or to a superior position. In general, under the 1995 Supplemental Plan benefits (when expressed as a life annuity commencing at age 65) accrue at the annual rate of 2 1/2% of eligible earnings (generally base salary plus bonus), up to a maximum of 50% of eligible earnings. Participants begin to vest in benefits any time at or after age 53, provided that their combined age and years of service equal 60. Benefits vest over a three-year period. Upon retirement at age 65, participants in the plan are entitled to receive a lump sum distribution equal to the actuarial equivalent of their accrued benefit, reduced by other pension benefits from any source (including under other pension plans of State Street or former employers of the participant, but excluding social security). For participants who retire early, the benefit is reduced by a factor of 3% for each year under the age of 65, provided, however, that any participants who on January 1, 2005 had reached age 55 and completed at least 10 years of service are grandfathered into an early retirement factor of 1% after age 60 and 2 1/2% between ages 55 and 60. If a participant becomes disabled or dies before retirement, the plan pays a disability benefit equal to the participant’s accrued benefit reduced for early retirement age and multiplied by a percentage determined by dividing the sum of the participant’s age and service by 85, and a death benefit equal to one-half of the benefit calculated in the same manner. Benefits under the 1995 Supplemental Plan are subject to forfeiture in the event that an unvested participant’s employment with State Street terminates for any reason other than death or disability. In addition, such benefits terminate if the participant engages in certain competitive activities within two years of termination. For certain participants, the 1995 Supplemental Plan also contains special benefits provisions that may apply in lieu of or in addition to the general provisions of the 1995 Supplemental Plan. Each of the Named Executive Officers participates in the 1995 Supplemental Plan except for Messrs. Brown and Leahy.

As of December 31, 2004, the credited years of service for each of the following Named Executive Officers were as follows: Mr. Logue, 13; Mr. Towers, 20; Mr. Resch, 1; and Mr. Leahy, 12. Mr. Brown does not participate in the US or UK pension schemes. He has provision for an individual pension arrangement included in his salary. Current compensation covered by these retirement arrangements as of December 31, 2004 for each of these Named Executive Officers was as follows: Mr. Logue, $1,470,000; Mr. Towers, $1,045,008; Mr. Resch, $810,016; and Mr. Leahy, $2,500,000.

The estimated annual aggregate benefits (which are not subject to a deduction for Social Security), expressed as a single life annuity, payable upon normal retirement to these Named Executive Officers assuming each continues to be employed by State Street until age 65 at his annual base salary and cash incentive compensation at December 31, 2004, are as follows: Mr. Logue, $735,000; Mr. Towers, $568,003; Mr. Resch, $283,506; and Mr. Leahy, $759,937.

Termination of Employment and Change of Control Arrangements

State Street has employment agreements with Messrs. Logue, Resch, Brown, and Leahy, which become operative following a change of control of State Street, as defined in the employment agreements. The employment agreements continue in effect while these executive officers are employed by State Street and remain in effect for a period of two years after a change of control. If the employment of any of these executive officers were to be terminated involuntarily, other than for cause or by reason of disability, following a change of control, the Named Executive Officer would become entitled to various benefits under the employment agreement, including payment of three times (two times with respect to Mr. Leahy) the executive officer’s base salary and bonus. A termination by the executive officer for good reason, as defined in the agreement, following a change of control also results in entitlement to these benefits. The agreements for Messrs. Logue, Resch and Brown also provide that voluntary termination within a thirty-day window period following a specified number of months after a change of control will be treated for these purposes as a termination for good reason. If the executive officers each had been terminated in a qualifying termination on December 31, 2004 they would have been entitled to receive the following amounts as severance pay: Mr. Logue, $4,950,000; Mr. Resch, $2,475,048; Mr. Brown, $4,462,038; and Mr. Leahy, $5,000,000. The employment agreements for Messrs. Logue, Resch and Brown also entitle the executive officers to additional gross-up payments to make up for taxes that may be imposed under the change-of-control payment excise tax provisions of the Internal Revenue Code. Each of the outstanding agreements pursuant to which stock options and performance awards were granted to Messrs. Logue, Resch, Brown and Leahy by State Street also contains provisions for acceleration of vesting of stock options and payment of performance awards following a change of control.

State Street has an Executive Compensation Trust (the “Trust”) to provide a source for payments required to be made to participants, including Messrs. Logue, Towers, Resch, Harbert, and Leahy, under the 1987

Supplemental Plan and, if applicable, the 1995 Supplemental Plan. At December 31, 2004, the Trust had assets in the amount of $35,084,383. The Trust is revocable until a change of control occurs, at which time it becomes irrevocable.

A change of control is defined in the employment agreements and the Trust to include the acquisition of 25% or more of State Street’s then outstanding stock or other change of control as determined by regulatory authorities, a significant change in the composition of the Board of Directors, a merger or consolidation by State Street or the sale of substantially all of State Street’s assets without certain approvals of the Board of Directors.

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on your proxy card)

The Examining and Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005. Ernst & Young has acted as the Company’s independent auditors since 1972. The Company has been advised by Ernst & Young that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and complies with the auditing, quality control, and independence standards and rules of the PCAOB and the Securities and Exchange Commission.

We expect that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

While stockholder ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm is not required, the Board of Directors is submitting the selection of Ernst & Young to the stockholders for ratification, to learn the opinion of stockholders on the selection. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the ratification of the selection of Ernst & Young as independent registered public accounting firm of the Company for the year ending December 31, 2005. Should the selection of Ernst & Young not be ratified by the stockholders, the Examining and Audit Committee will reconsider the matter. Even in the event the selection of Ernst & Young is ratified, the Examining and Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the Company and its stockholders.

Relationship with Independent Registered Public Accounting Firm

As stated above, the Examining and Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for State Street for the year ending December 31, 2005. Ernst & Young acted as independent registered public accountants for State Street for the year ended December 31, 2004.

Fees to State Street and its subsidiaries for professional services rendered by Ernst & Young during 2004 and 2003 were as follows:

Description	2004	2003
	(In Millions)
Audit Fees	$6.4	$4.2
Audit-Related Fees	$1.0	$1.3
Tax Fees	$2.8	$3.6
All Other Fees	$0.4	$0.1

Services under the caption Audit Fees for 2004 included fees related to the requirement to opine on management’s assessment of the design and operating effectiveness of internal control over financial reporting. Audit-Related Fees consisted principally of employee benefit plan and non-statutory audits, and audits of certain foreign-sponsored mutual funds. Services under the caption Tax Fees consisted principally of expatriate, compliance, and corporate tax services. Tax Fees for 2003 also included fees incurred for services in connection with the acquisition in 2003 by State Street of a substantial part of the Global Securities Services business of Deutsche Bank AG. Services under the caption All Other Fees consisted of a cash management review in 2004, and consisted principally of various compliance-related services in 2003. In connection with the advisory or custodial services State Street provides to mutual funds, exchange traded funds, and other collective investment vehicles, State Street from time to time selects, and in limited circumstances employs, outside accountants to perform audit and other services for the investment vehicles. In such cases, State Street typically uses a request-for-proposal process that has resulted in the selection of various outside auditors, including Ernst & Young. Fees paid to Ernst & Young in such circumstances are not included in the totals provided above.

State Street’s Examining and Audit Committee has established pre-approval policies and procedures applicable to all services provided by State Street’s outside auditor to State Street, pursuant to which the Examining and Audit Committee will review for approval each particular service expected to be provided by the outside auditor, and in that connection will be provided with sufficient detailed information so that the Examining and Audit Committee can make well-reasoned assessments of the impact of the services on the independence of the auditor. Pre-approvals include pre-approved cost levels or budgeted amounts (or a range of cost levels or budgeted amounts). Any proposed service that would exceed pre-approved cost levels or budgeted amounts also requires pre-approval. Substantive changes in terms, conditions, and fees resulting from changes in the scope, structure, or other items regarding pre-approved services will also be pre-approved if necessary. The pre-approvals include services in categories of audit services (including consultation to support such audits), audit-related services (items reasonably related to the performance of the audit or review of the financial statements), tax services (tax compliance, tax planning, tax advice), and other services (services permissible under the SEC’s auditor independence rules, typically routine and recurring type services which would not impair the independence of the auditor).

The Board of Directors unanimously recommends that you vote

FOR

this proposal (Item 2 on your proxy card)

PROPOSALS AND NOMINATIONS BY STOCKHOLDERS

Stockholders who wish to present proposals for inclusion in State Street’s proxy materials for the 2006 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and State Street’s By-laws. To be eligible, the stockholder proposals must be received by the Secretary of State Street on or before November 14, 2005.

Under State Street’s current By-laws, proposals of business and nominations for directors other than those to be included in State Street’s proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the By-laws. Except as noted below, to be timely a notice with respect to the 2006 Annual Meeting must be delivered to the Secretary of State Street no earlier than January 20, 2006 and no later than February 19, 2006 unless the date of the 2006 Annual Meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date of the 2005 Annual Meeting in which event the By-laws provide different notice requirements. In the event the Board of Directors nominates a New Nominee (as defined in the By-laws), a stockholder’s notice shall be considered timely if delivered not later than the 10th day following the date on which public announcement (as defined in the By-laws) is first made of the election or nomination of such New Nominee. Any proposal of business or nomination should be mailed to: Office of the Secretary, State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111.

BY-LAWS OF THE COMPANY

The Board of Directors voted on December 21, 2004 pursuant to Section 8.06 of Chapter 156D of the Massachusetts General Laws to provide that the Company elects to be exempt from the provisions of Section 8.06(b) of Chapter 156D, effective as of the date of the 2005 Annual Meeting. As a result, the terms of all classes of the directors shall expire at the 2005 Annual Meeting, subject to directors being reelected, if voted, at that meeting for terms expiring at the next annual meeting following election.

In related action, the Board voted to amend Section 1 of Article II of the By-Laws of the Company to provide, in part, that except as otherwise provided by law or by the articles of organization, each director shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director sooner dies, resigns, is removed, or becomes disqualified, or there is a decrease in the number of directors. Prior to this amendment, the section had in part provided that directors are elected by classes to staggered three-year terms. Although not a change in substance, the directors also clarified language in the section that the directors then in office fix the number of directors of the Company from time to time.

The Board also amended Section 4 of Article II of the By-Laws of the Registrant to provide that vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, or from the death, resignation, disqualification or removal of a director or otherwise, may be filled by the stockholders or by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and any director so elected shall hold office for a term to expire at the next stockholders’ meeting at which directors are elected, and until such director’s successor is duly elected and qualified, or until such director sooner dies, resigns, is removed or becomes disqualified or there is a decrease in the number of directors. Prior to this amendment, the section had provided, consistent with Section 8.06(e) of Chapter 156D, that vacancies were filled only by action of the directors and a director so chosen held office for the remainder of the full term of the class of directors in which the vacancy occurred.

The amended sections of the By-laws are attached as Appendix C. Although the Board of Directors has power to amend the By-Laws, any By-Law adopted by the directors may be amended or repealed by the stockholders.

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented for action at the meeting except that two stockholders have notified the Company pursuant to the By-Law provision described above that they intend to submit two proposals: one to amend the By-Laws of the Company in general to specify the membership of the Audit Committee, to require the Audit Committee to certify the completeness and integrity of quarterly and annual reports, and to require the directors to select independent auditors who are unaffiliated with business entities that provide services, including consulting services, to the Company; to require the directors to provide disclosure to stockholders of any interested and self-dealing transaction between the Company and any director; and to prohibit two or more directors from serving together simultaneously on the board of any other corporation and to exclude the candidacy for director of a person who has served on the board of another corporation with a current director during the preceding two years; and a second proposal to apply to the directors and officers to call a special meeting of stockholders in June 2005 to consider and vote on removing directors with or without cause; nominating new directors; amending the Company’s Article of Organization with regard to director liability, and moving the annual meeting date to the first Friday in May; and amending the Company’s Articles of Organization and By-Laws to separate the role of chairman and chief executive officer and prohibit self-interested transactions between the Company and any of the directors. If either or both of the proposals are properly brought before the meeting by the stockholders, the proxy holders intend to use their discretionary authority to vote against the proposals. Should any other business come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

State Street’s Annual Report, including financial statements for the year ended December 31, 2004, is being mailed to you together with this proxy statement.

March 16, 2005

Appendix A

Excerpt from State Street’s Corporate Governance Guidelines

The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange (NYSE) listing standards.

The Board has adopted the following guidelines to assist it in determining director independence in accordance with the NYSE standards.

To be considered independent, the Board must determine that a director has no direct or indirect material relationship with the Company. The Board will annually review all commercial and charitable relationships of directors. The Board has established the following categorical guidelines to assist it in determining director independence:

a.	A director will not be independent if, within the preceding three years (the “look-back period”): (i) the director was employed by State Street or any of its subsidiaries; (ii) an immediate family member of the director was employed by State Street or any of its subsidiaries as an executive officer; (iii) the director received, or whose immediate family member received, during any twelve month period more than $100,000 in direct compensation from State Street and any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation was not contingent in any way on continued service); or (iv) a current State Street executive officer was on the compensation committee of a company which concurrently employed the director, or which concurrently employed an immediate family member of the director, as an executive officer.

b.	A director will not be independent if the director or an immediate family member is a current partner of State Street’s internal or external auditor, or the director is a current employee of such a firm, or an immediate family member is a current employee of such a firm and participates in the firm’s audit, assurance, or tax compliance (but not tax planning) practice, or the director or an immediate family member was, within the look-back period, a partner or employee of such a firm and personally worked on the State Street audit within that time.

c.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if the State Street director is a current employee, or a member of such director’s immediate family is a current executive officer, of another company (including a tax-exempt organization) that does business with the Company and the annual payments to, or payments from, the Company from, or to, the other company, for property or services in any completed year in the last three fiscal years are equal to or less than the greater of $1 million, or two percent of the consolidated gross annual revenues of the other company during the last completed fiscal year of the other company; and (ii) while if a State Street non-management director serves as an executive officer of a tax-exempt organization, and the Company’s discretionary charitable contributions to the organization in any completed year in the last three fiscal years are more than the greater of $1 million, or two percent of that organization’s consolidated gross revenues in the last completed fiscal year of that organization, that in itself would not be considered to be a material relationship, nevertheless in the event that discretionary charitable contributions exceed the limit, State Street shall disclose in its annual proxy statement its charitable contributions to that organization. State Street’s automatic matching of employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions for this purpose.

A-1

d.	The following commercial relationships will not be considered to be a material relationship that would impair a director’s independence: lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between State Street and its subsidiaries, on the one hand, and a company with which the director is affiliated by reason of being a director, executive officer, general partner or a significant equityholder thereof, on the other, provided that: (i) such relationships are in the ordinary course of the Company’s business and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; (ii) with respect to extensions of credit by the Company to such company or its subsidiaries, such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934, and no event of default has occurred under the loan; and (iii) payments to the Company for property or services (including interest on loans but not including principal repayments) from such company does not exceed the limits provided in (c)(i) above.

For relationships not covered by the categorical guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth above. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical guidelines of immateriality set forth above.

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Appendix B

STATE STREET CORPORATION

EXAMINING AND AUDIT COMMITTEE CHARTER

MISSION

On behalf of the Corporation’s Board of Directors, the Examining and Audit Committee (the “Committee”) oversees the operation of a comprehensive system of internal controls covering the integrity of the Corporation’s financial statements and reports, compliance with laws, regulations, and corporate policies, and the independent auditor’s qualifications, performance, and independence. The Committee acts on behalf of the Board in monitoring and overseeing Corporate Audit and the independent auditor and monitoring communication with bank regulatory authorities. The Committee conducts eight full meetings, four pre-earnings release meetings each year and meetings as necessary to review and discuss the annual audited financial statements and quarterly financial statements.

COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board. The Committee will meet the independence, financial literacy, and experience requirements promulgated by the New York Stock Exchange and the Securities and Exchange Commission (SEC). At least one member of the Committee will be an “audit committee financial expert” as defined by SEC rules. Committee members shall be appointed, and may be replaced, by the Board.

RESPONSIBILITIES

In carrying out its oversight responsibility, the Committee will:

1.	Review and reassess the adequacy of this Charter annually, and perform an annual evaluation of the Committee’s performance.

2.	Have the direct responsibility for the appointment, compensation, retention, and oversight of the work of the Corporation’s independent auditor, and the sole authority to establish pre-approval policies and procedures for audit and non-audit engagements with the independent auditor. The independent auditor will report directly to the Committee. The Committee will be responsible for resolution of disagreements between management and the independent auditor regarding financial reporting.

3.	Obtain and review the required report from the independent auditor at least annually regarding its independence (including all relationships between the independent auditor and the Corporation), the independent auditor’s quality control procedures and issues, and accounting principles and policies. The Committee actively engages in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impair the objectivity and independence of the independent auditor. The Committee will review with the independent auditor any audit problems or difficulties and management’s response. The Committee will set policies as appropriate for the Corporation’s employment of employees or former employees of the independent auditor.

4.	Review and approve the annual Corporate Audit (internal audit) work program and budget, and monitor its implementation and the performance of Corporate Audit.

5.	Review significant findings and recommendations of regulatory reports of examination, independent auditor management letters, and Corporate Audit reports and management’s responses thereto.

6.	Review practices designed to assure that the corporate environment provides adequate audit independence and freedom for Corporate Audit to act.

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7.	Meet to review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including review of Management’s Discussion and Analysis of Financial Condition and Results of Operations. Discuss the earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. On a quarterly basis, meet to review and discuss in separate private sessions with the independent auditor, the General Auditor, and management, the accounting policies and financial controls of the Corporation.

8.	Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

9.	Review and discuss the following with appropriate representatives of management:

Material contingent liabilities and pending litigation

The Corporation’s Compliance Program

Data security policies

Disaster recovery plans

Compliance with Federal Reserve Bank Regulation H (Bank Protection Act)

The Corporation’s Standard of Conduct

Reports required under the Federal Deposit Insurance Corporation Improvement Act of 1991

Policies with respect to risk assessment and risk management

10.	As appropriate, approve the appointment of the General Auditor, and evaluate the performance of the General Auditor each year.

11.	Investigate other matters that are brought to the attention of the Committee within the scope of its mission. In performing its duties, the Committee may independently retain outside legal, accounting, or other advisors, and the Company will provide appropriate funding, as determined by the Committee, for the payment of (i) compensation of the independent auditors, (ii) compensation of any adviser employed by the Committee, and (iii) ordinary administrative expenses of the Committee necessary or appropriate in carrying out its duties.

12.	Provide appropriate regular reports to the Board of Directors.

OTHER	MATTERS

The Committee will also prepare a report each year consistent with the requirements of the Securities and Exchange Commission for inclusion in the Corporation’s proxy statement. In this report, the Committee will provide information on its review of the Corporation’s audited financial statements and its related discussions with management. The report will also provide information on the Committee’s review of disclosures received from the Corporation’s auditors relative to the independence of the auditors, and on whether the Committee recommends to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Corporation’s Standard of Conduct.

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Appendix C

Article II

Directors

SECTION 1. NUMBER, ELECTION AND TERM. There shall be a board of not less than three nor more than 30 directors. The number of directors shall be determined from time to time by vote of a majority of the directors then in office. No director need be a shareholder. Except as otherwise provided by law or by the articles of organization, each director shall hold office until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director sooner dies, resigns, is removed or becomes disqualified or there is a decrease in the number of directors. (Amended 12/21/04)

No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

…

SECTION 4. VACANCIES. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, or from the death, resignation, disqualification or removal of a director or otherwise, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and any director so elected shall hold office for a term to expire at the next shareholders’ meeting at which directors are elected, and until such director’s successor is duly elected and qualified or until such director sooner dies, resigns, is removed or becomes disqualified or there is a decrease in the number of directors. (Amended 12/21/04)

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State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

SSBCM/PS/04

STATE STREET CORPORATION

DEAR SHAREHOLDER:

We cordially invite you to attend the 2005 Annual Meeting of Shareholders of State Street Corporation. The meeting will be held in the Global Room, 7th Floor, at One Lincoln Street, Boston, Massachusetts, on Wednesday, April 20, 2005, at 10:00 a.m.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed Proxy Statement. Then complete, sign, date and mail promptly the accompanying proxy in the enclosed return envelope. Alternatively, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. To be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

Sincerely,

Ronald E. Logue

Chairman and Chief Executive Officer

PLEASE NOTE: Shareholders should be aware of the increased security at public facilities in Boston. If you plan to attend the meeting, please allow additional time for registration and security clearance. You will be asked to present a valid, picture identification such as a driver’s license or passport. Public parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public parking facilities available nearby include the LaFayette Corporate Center and the Hyatt Hotel (entrances from Rue de LaFayette).

DETACH HERE	ZSSB52

STATE STREET CORPORATION

Annual Meeting of Shareholders - April 20, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin Brady, Richard P. Jacobson, and S. Kelley MacDonald or any of them, with full power of substitution, as proxies to vote all shares of Common Stock of State Street Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of State Street Corporation to be held at One Lincoln Street, Boston, Massachusetts 02111 on April 20, 2005 at 10:00 a.m., or at any postponement and/or adjournment thereof, as indicated on the reverse side, and in their discretion on any other matters that may properly come before the meeting or any postponement and/or adjournment thereof.

To vote in accordance with the Board of Directors’ recommendations, just sign and date the other side; no boxes need to be checked.

Nominees for Director: (01) T. Albright, (02) K. Burnes, (03) T. Casner, (04) N. Darehshori, (05) A. Goldstein, (06) D. Gruber, (07) L. Hill, (08) C. LaMantia, (09) R. Logue, (10) R. Sergel, (11) R. Skates, (12) G. Summe, (13) D. Walsh, (14) R. Weissman.

PLEASE MARK, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy on the reverse side exactly as your name(s) appear(s) on the books of State Street Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

STATE STREET CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/stt		Call toll-free
1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE	ZSSB51

☒	Please mark votes as in this example.	3725

STATE STREET CORPORATION		The Board of Directors recommends a vote FOR the fourteen nominees.
The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the proxy will be voted FOR the fourteen nominees and FOR Item 2.		1. Electionof Fourteen Directors: (see reverse side for list of nominees)

Mark box at right if an address change or comment has been noted on the reverse side of this proxy.	☐		For All Nominees	Withhold	For All Except

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements and/or adjournments thereof.			☐	☐	☐

Please be sure to sign and date this Proxy.			(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name(s) or number(s) in the space provided above.)

The Board of Directors recommends a vote FOR Item 2.

		2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder signs here:	Date:	Co-owner signs here:	Date:

STATE STREET CORPORATION

Annual Meeting of Shareholders — April 20, 2005

YOU MAY VOTE BY INTERNET, TOLL-FREE BY TELEPHONE, OR BY MAIL.

Dear State Street Salary Savings Program Participant:

The Annual Meeting of Shareholders of State Street Corporation will be held on April 20, 2005. Enclosed is the 2004 Annual Report, Notice of 2005 Annual Meeting of Shareholders, and the Proxy Statement containing information about the proposals to be voted on by shareholders at the meeting.

As a plan participant, you may direct the Trustee how to vote your allocated share of State Street Corporation stock held in the State Street Salary Savings Program. If you do not provide instructions to the Trustee, the Trustee will vote your allocated share on the same proportional basis as are the shares that are directed by participants.

Please vote on the Internet or by telephone by following the instructions below, or place an X in the appropriate boxes on the reverse side of this Voting Instruction Form, sign and date the Form, and return it as soon as possible in the enclosed postage-paid envelope. Regardless of what method you use to direct the Trustee (on the Internet, by telephone or by Voting Instruction Form), the Trustee must receive your voting direction no later than Friday, April 15, 2005 for your voting direction to be followed. You may not provide your voting direction at the Annual Meeting; you must direct your vote in advance to the Trustee. Your vote will be held in confidence by the Trustee.

Because your voice is important, you are strongly encouraged to direct the Trustee how to vote your allocated share. Your vote will contribute toward the future of the Corporation. If you have any questions, please call HR&OP Customer Service at 617-985-8040, or, internally at ext. 5-8040, or e-mail to “HR&OP-Customer-Service.”

Sincerely,

STATE STREET BANK AND TRUST COMPANY, TRUSTEE

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL

https://www.proxyvotenow.com/stb	1-866-252-6948

Have this form available when you visit the secure voting site, then follow the simple instructions. You may elect to receive an e-mail confirmation of your vote.	Call toll-free on a touch-tone phone, 24 hours a day, seven days a week. Have this form available when you call, then follow the simple instructions.	Mark, date and sign the Voting Instruction Form on the reverse side, and mail it promptly in the postage-paid envelope. Do not return the Form if you vote on the Internet or by telephone.

If you do not wish to vote on the Internet or by telephone, continue to the reverse side of this Form.

Do not return the Form if you vote on the Internet or by telephone.

Please fold this completed Form and mail it in its entirety to the Trustee in the envelope provided.

STATE STREET CORPORATION

Annual Meeting of Shareholders — April 20, 2005

DIRECTION TO THE TRUSTEE

As a participant in the State Street Salary Savings Program, I hereby direct State Street Bank and Trust Company, as Trustee, to vote at the Annual Meeting of Shareholders to be held on April 20, 2005, and any postponements and/or adjournments thereof, my allocated share of State Street Corporation stock held in the Salary Savings Program, as follows:

Each of the matters to come before the meeting is fully described in the Notice of and Proxy Statement for the meeting, receipt of which is hereby acknowledged. The Board of Directors recommends that you grant authority FOR the election of the fourteen nominees and that you vote FOR item 2. The shares represented by this direction will be voted in accordance with the specifications made. If no specification is made, the Trustee shall vote your allocated share of State Street Corporation stock held in the Salary Savings Program on the same proportional basis as are the shares that are directed by participants.

Unless you have voted on the Internet or by telephone, please mark the appropriate box, sign, date, and return this Voting Instruction Form promptly, using the enclosed postage-paid envelope.

To vote in accordance with the Board of Directors’ recommendations, just sign and date below; no boxes need to be checked.

Please mark your vote as indicated in this example. ☒

Nominees for Director:	(01) T. Albright, (02) K. Burnes, (03) T. Casner, (04) N. Darehshori, (05) A. Goldstein, (06) D. Gruber, (07) L. Hill, (08) C. LaMantia, (09) R. Logue, (10) R. Sergel, (11) R. Skates, (12) G. Summe, (13) D. Walsh, (14) R. Weissman.

The Board of Directors recommends a vote FOR the fourteen nominees.					The Board of Directors recommends a vote FOR Item 2.

Item 1 - Electionof Fourteen Directors. (See above for list of nominees)	For all Nominees	Withhold	For all Except	Item 2 -	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005.	For ☐	Against ☐	Abstain ☐
	☐	☐	☐
INSTRUCTION: If you do not wish your shares voted “FOR” one or more of the nominees, mark the “FOR ALL EXCEPT” box and strike a line through the name(s) of the nominee(s) listed above. Your shares will be voted for the remaining nominee(s).

In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting or any postponements and/or adjournments thereof.

Dated _______________________, 2005
Participant NOTE: Please sign exactly as your name appears hereon.

THIS DIRECTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.